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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bank Plus Corporation on Form S-8 of our report dated February 9, 1996, which is included in the Annual Report on Form 10-K of Fidelity Federal Bank, a Federal Savings Bank for the year ended December 31, 1995, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Los Angeles, California
November 22, 1996